UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2009

AIRSPAN NETWORKS INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

In a press release dated January 20, 2009, Airspan Networks Inc. (the “Company” or “Airspan”) announced that a preliminary review of fourth quarter 2008 results shows that total shipments in the fourth quarter 2008 amounted to approximately $19 million, of which WIMAX shipments during the quarter amounted to $17 million.  The Company expects to defer some revenue from these shipments during the normal financial review process, which will impact the final fourth quarter and full year 2008 revenue numbers.

In connection with Nortel’s January 14th, 2009 bankruptcy announcement, Airspan has outstanding receivables with Nortel in the amount of approximately $2.7 million for products and services delivered and billed through the date of Nortel’s bankruptcy filing. Collection of these receivables is uncertain and will be subject to Nortel’s bankruptcy proceedings. Nortel has informed Airspan that it wishes to continue purchasing goods and services from the Company.

A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated January 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSPAN NETWORKS INC.

By:	/s/ David Brant
David Brant
Senior Vice President and Chief Financial Officer

Date:  January 21, 2009

EXHIBIT INDEX

99.1 Press Release dated January 20, 2009